UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	April 29, 2009

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
8 West Main Street, Niantic, Connecticut	06352
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 739-8030

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01

Other Events.

The Registrant has retained ECON Corporate Services (InvestorIdeas.com) to provide industry specific services surrounding the watermarking and anti-piracy sector that include: Exclusive Industry Articles, Audio Interviews, Internet Marketing, Corporate Strategies, Industry Research, and Customized Programs.

In lieu of a monthly fee the Registrant will compensate ECON by granting a stock option to purchase up to 400,000 common shares at a price of $0.05 (US) per share for a period of two years.   The granting of the option will be subject to TSX Venture Exchange policies and subject to the required 4 month hold.   The option will vest as to twenty-five (25%) percent, quarterly, in accordance with TSX Venture Exchange guidelines.

The term of the contract is one year.  After the initial four month term of the contract, both parties have the right to terminate this agreement based on thirty days written notice.

A copy of the News Release dated April 29th, 2009 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated April 29th, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :  May 12th, 2009

By :

/s/  Edwin Molina

Edwin Molina,

President